EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Vital Energy, Inc.’s Registration Statements on Form S-3 (File Nos. 333-257799, 333-260479, 333-263752 and 333-271095) and Form S-8 (File Nos. 333-178828, 333-211610, 333-231593 and 333-256431) of our report dated June 7, 2023, relating to the consolidated financial statements of Driftwood Energy Partners, LLC for the years ended December 31, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Vital Energy, Inc.

/s/ Weaver and Tidwell, L.L.P.

Dallas, Texas
June 15, 2023